Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.001 par value per share	Rule 457(o)	(1)	(2)	(3)
	Equity	Preferred stock, $0.001 par value per share	Rule 457(o)	(1)	(2)	(3)
	Equity	Depositary Shares	Rule 457(o)	(1)	(2)	(3)
	Equity	Warrants	Rule 457(o)	(1)	(2)	(3)
	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(3)
	Other	Share Purchase Contracts	Rule 457(o)	(1)	(2)	(3)
	Other	Share Purchase Units	Rule 457(o)	(1)	(2)	(3)
	Other	Units	Rule 457(o)	(1)	(2)	(3)
	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(2)	$250,000,000	0.0001102	$27,550.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$250,000,000		$27,550.00
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$27,550.00

(1)       The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common stock, preferred stock, depositary shares, warrants, debt securities, shares purchase contracts, share purchase units and/or units. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)       The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)       Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $250,000,000.